SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2026

FreeCast, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-43122	45-2787251
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 TPC Drive, Suite 100, Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 374-1607

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	CAST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2026, the board of directors (the “Board”) of FreeCast, Inc., a Florida corporation (the “Company,” “us,” or “our”), unanimously approved an increase in the number of directors on the Board from three to four, effective immediately.

As a result of the increase in the number of directors on the Board, on July 17, 2026, the Board unanimously approved the appointment of Mr. Eric Seidel as a director of the Company, effective immediately. Mr. Seidel was appointed to serve on the Board until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal in accordance with our bylaws and the Florida Business Corporation Act.

In order to comply with Nasdaq Rule 5605(c)(2)(A), the Board is required to have three independent members on the audit committee of the Board (the “Audit Committee”). Prior to July 17, 2026, the Audit Committee had one member. In accordance with Nasdaq Rule 5615(b)(1)(B), companies initially listing on Nasdaq are eligible for phase-in periods before they are required to fully comply with provisions of the audit committee requirements, including the requirement to have at least three members on the Audit Committee. In connection with his appointment to the Board, Mr. Seidel was appointed as the second member of the Audit Committee, to hold such position at the pleasure of the Board until the annual meeting of the Board following the next annual meeting of our shareholders and until his successor is appointed and qualified or until his earlier death, disqualification, resignation or removal in accordance with our bylaws or the Nasdaq Listing Rules.

The Board has determined that Mr. Seidel: (i) is independent pursuant to the required standards set forth in Rule 10A-3 of the of the Securities Exchange Act of 1934, as amended, based on an evaluation of the relationship between us and Mr. Seidel; (ii) is independent pursuant to the definition of independence under Nasdaq Rule 5605(a)(2), based on an evaluation of the relationship between us and Mr. Seidel; (iii) has not participated in the preparation of our financial statements during the past three years; and (iv) is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement.

Mr. Eric Seidel, age 62, is an experienced technology entrepreneur, public-company executive and civic leader. Since June 2025, when Mr. Seidel co-founded Bridgeworks AI, LLC, doing business as “Kinloom”, an artificial intelligence-enabled family legacy platform, he has served as Kinloom’s Chief Executive Officer. Prior to that, Mr. Seidel co-founded Web-Est in March 2008 and served as its President and Chief Executive Officer until Web-Est was acquired by The Beekman Group, a New York-based private equity firm, in January 2024. From January 2000 to January 2007, Mr. Seidel served as the President and Chief Executive Officer of eAutoclaims, Inc., a publicly traded provider of online claims-management solutions for the automobile insurance industry. He also served as a member of the board of directors of eAutoclaims from June 2000 to January 2008. Mr. Seidel previously served as Mayor and as a City Council Member of Oldsmar, Florida, and as President of JCI USA, also known as the United States Jaycees. He currently serves as a Trustee of the U.S. Junior Chamber of Commerce Foundation and chairs its Fundraising Committee. He also serves on the Board of Directors and Governmental Affairs Committee of the Upper Tampa Bay Regional Chamber of Commerce. Based on Mr. Seidel’s public-company, entrepreneurial, technology and leadership experience, our board of directors believes he has the appropriate skills to serve as a member of the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2026	FreeCast, Inc.

	By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr.
Chief Executive Officer

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